                               AMENDMENT NO. 5 TO
                  AMENDED AND RESTATED PARTICIPATION AGREEMENT
              Franklin Templeton Variable Insurance Products Trust
                     Franklin/Templeton Distributors, Inc.
                      Metropolitan Life Insurance Company
                     MetLife Investors Distribution Company

     Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we" or "us"), Metropolitan Life Insurance Company (the "Company" or "you"), and MetLife Investors Distribution Company, your distributor, on your behalf and on behalf of certain Accounts, have previously entered into an Amended and Restated Participation Agreement dated May 1, 2004, and subsequently amended May 1, 2007, November 10, 2008, October 5, 2010 and January 15, 2013, and further modified by an Addendum dated May 1, 2011 (the "Agreement"). The parties now desire to further amend the Agreement by this amendment (the "Amendment").

     Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

                                   AMENDMENT

     NOW, THEREFORE, in consideration of past and prospective business relations, the parties agree to amend the Agreement as follows:

1. Schedule B of the Agreement is deleted and replaced in its entirety with the Schedule B attached hereto.

2. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of December 2, 2013.

                                       FRANKLIN TEMPLETON VARIABLE INSURANCE
                                       PRODUCTS TRUST

The Trust:
   ONLY ON BEHALF OF
   EACH PORTFOLIO LISTED
   ON SCHEDULE C OF
   THE AGREEMENT.

                                       By: /s/ Karen L. Skidmore
                                           ----------------------------
                                       Name: Karen L. Skidmore
                                       Title: Vice President


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The Underwriter:                       FRANKLIN TEMPLETON DISTRIBUTORS, INC.

                                       By: /s/ Christopher Felchlin
                                           ----------------------------
                                       Name:  Christopher Felchlin
                                       Title: Vice President

The Company:                           METROPOLITAN LIFE INSURANCE COMPANY

                                       By: /s/ Alan C. Leland, Jr.
                                           ----------------------------
                                       Name:  Alan C. Leland, Jr.
                                       Title: Vice President

The Distributor:                       METLIFE INVESTORS DISTRIBUTION COMPANY

                                       By: /s/ Paul M. Kos
                                           ----------------------------
                                       Name:  Paul M. Kos
                                       Title: Vice President


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                                   SCHEDULE B

                            ACCOUNTS OF THE COMPANY

NAME OF ACCOUNT                                              SEC REGISTRATION
---------------                                              ----------------
                                                                  YES/NO

Metropolitan Life Separate Account                                 Yes
Metropolitan Life Separate Account DCVL                            No
Metropolitan Life Variable Annuity Separate Account II             Yes
Metropolitan Life Separate Account E                               Yes